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Exhibit 10.1

Execution Copy

GTC BIOTHERAPEUTICS, INC.

SECURITIES PURCHASE AGREEMENT

dated as of July 30, 2003

GTC BIOTHERAPEUTICS, INC.

SECURITIES PURCHASE AGREEMENT

        This Securities Purchase Agreement (the "Agreement") is dated as of July 30, 2003 by and among GTC Biotherapeutics, Inc., a Massachusetts corporation (the "Company"), and the Purchasers listed on the Schedule of Purchasers attached hereto as Exhibit A (individually, a "Purchaser," and collectively, the "Purchasers").

RECITALS

        A. In accordance with the terms and conditions of this Agreement and pursuant to exemptions from registration afforded by Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and Section 4(2) thereunder, the Company has agreed to issue and sell, and the Purchasers have severally agreed to purchase the respective number of shares (collectively, the "Shares") of the common stock, par value $0.01 per share, of the Company (the "Common Stock") and Common Stock Purchase Warrants to purchase shares of Common Stock (collectively, the "Warrant Shares") as is set forth on the Schedule of Purchasers attached to this Agreement as Exhibit A (the Shares, the Common Stock Purchase Warrants and the Warrant Shares are herein referred to together as the "Securities"); and

        B. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Registration Rights Agreement") pursuant to which the Company has agreed to provide the Purchasers with the benefit of certain registration rights under the Securities Act and applicable state securities laws, on the terms and subject to the conditions set forth therein;

        NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:

        1.    Purchase and Sale.

        (a)    Purchase of Common Stock.    At the Closing (as defined below), the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, shares of Common Stock in the respective amounts set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto as Exhibit A, together with a Common Stock Purchase Warrant substantially in the form attached hereto as Exhibit C (each a "Warrant" and collectively, the "Warrants"), pursuant to which such Purchaser shall have the right to acquire up to twenty-five percent (25%) of the number of shares of Common Stock issued to such Purchaser, which shall be equal to the largest whole number of shares of Common Stock resulting from dividing the total number of shares of Common Stock issued to such Purchaser at the Closing by four (4). The purchase price for each of the Shares shall be $2.55 (the "Purchase Price"). The exercise price for the purchase of each of the Warrant Shares is set forth in the Warrants.

        (b)    The Closing.    The date and time of the closing of the purchase and sale of the Securities pursuant hereto (the "Closing") shall be 10:00 a.m., Eastern Standard Time, on August 1, 2003 (the "Closing Date"), subject to the satisfaction or waiver of the conditions set forth in Sections 5 and 6 of this Agreement. The Closing shall occur at the offices of Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts.

        (c)    Form of Payment.    On the Closing Date, each Purchaser shall pay the Company the Purchase Price for the Shares to be issued and sold to such Purchaser on the Closing Date, by wire transfer of immediately available funds in accordance with the Company's written wire instructions attached hereto as Exhibit D. On the Closing Date, the Company shall deliver a facsimile copy to each Purchaser certificates registered in the name of such Purchaser representing the number of Shares which such Purchaser is then purchasing hereunder and within 2 business days of the Closing, the

Company shall deliver to each Purchaser original certificates registered in the name of such Purchaser representing the number of Shares which such Purchaser is then purchasing hereunder and a Warrant registered in the name of such Purchaser issued in accordance with Section 1(a) hereof.

        2.    Purchaser's Representations and Warranties.    Each Purchaser represents and warrants to the Company with respect to only itself that as of the date hereof and as of the Closing Date:

        (a)    Investment Purpose.    Such Purchaser is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time.    Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

        (b)    Accredited Investor Status.    Such Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act and was not organized for the specific purpose of acquiring the Securities. Such Purchaser is not, nor is it required to be, registered as a broker-dealer under Section 15 of the Exchange Act.

        (c)    General Solicitation.    Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

        (d)    Information.    Such Purchaser and its advisors, if any (i) has been furnished with or believes it has had full access to all of the publicly available information that it considers necessary or appropriate for deciding whether to purchase the Securities, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, (iii) can bear the economic risk of a total loss of its investment in the Securities and (iv) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall limit, modify, amend or affect the Company's representations and warranties contained in this Agreement or such Purchaser's right to rely thereon.

        (e)    Reliance on Exemptions.    Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

        (f)    No Governmental Review.    Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

        (g)    Transfer or Resale.    Such Purchaser understands that, except as provided in the Registration Rights Agreement, the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act. In connection therewith, such Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby.

        (h)    Legend.    Such Purchaser understands that any certificate evidencing Securities shall bear a legend in substantially the following form:

    [NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN] [THESE SECURITIES HAVE NOT BEEN] REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

        The legend set forth above shall be removed and the Company shall issue the Securities without any such legends to the holder of the Securities, (i) if such Securities are registered for resale under the Securities Act and have been transferred or sold pursuant to an effective registration statement, or (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that such sale, assignment or transfer of the Securities may be made without registration under the Securities Act. The Company shall not require such opinion of counsel for the sale of Securities in accordance with Rule 144 under the Securities Act, provided the Seller provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

        (i)    Authorization; Enforcement; Validity.    Such Purchaser, if not an individual, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the this Agreement and the Registration Rights Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of such Purchaser. This Agreement and the Registration Rights Agreement have been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

        (j)    Residency.    Such Purchaser, if an individual, is a resident of, or if an entity, is organized under the laws of and with a principal office in, the country or state(s) specified on the Schedule of Purchasers attached hereto as Exhibit A.

        (k)    No Conflicts.    The execution and performance of each of this Agreement and the Registration Rights Agreement do not conflict with any agreement to which such Purchaser is a party or is otherwise bound, any court order or judgment applicable to such Purchaser or, if applicable, the constituent documents of such Purchaser.

        The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

        3.    Representations and Warranties of the Company.    The Company represents and warrants to each of the Purchasers that as of the date hereof and as of the Closing Date, subject to such exceptions as set forth in the Company's Disclosure Schedule attached hereto (the "Disclosure Schedule") or as set forth in the SEC Documents (as defined below):

        (a)    Organization and Qualification.    The Company and its "Subsidiaries" (which, for purposes of this Agreement, means any entity (i) in which the Company, directly or indirectly, owns a majority of the capital stock or other equity or similar interests and (ii) which holds assets that have a total book value exceeding $100,000) are corporations, partnerships or limited liability companies, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdictions in which they are incorporated or organized, and have the requisite corporate, partnership or limited liability company, as applicable, power and authority to own their properties and to carry on their business as now being conducted and as described in the SEC Documents. Copies of the Company's Certificate of Incorporation and Bylaws, and all amendments thereto, have been filed as exhibits to the Company's SEC Documents, are in full effect and have not been further modified. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform on a timely basis its obligations under any Transaction Document. A complete list of Subsidiaries is set forth in Section 3(a) of the Disclosure Schedule.

        (b)    Authorization; Enforcement; Validity.    The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation and performance by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required of the Company's Board of Directors or stockholders. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

        (c)    Capitalization.    The capitalization of the Company is as described in the Company's most recent periodic report filed with the Securities and Exchange Commission (the "Commission") as updated by any current report filed with the Commission thereafter. The Company has not issued any capital stock since such filings other than pursuant to the exercise of stock options under the Company's stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock purchase plan (such issuances and any such stock options, whenever issued or granted, being collectively "Employee Equity Transactions"), pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity financings. The Company's Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and is listed for trading on the Nasdaq National Market. Except for Employee Equity Transactions and as set forth in the SEC Documents, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances; (ii) there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities pursuant to the Transaction Documents.

        (d)    Issuance of Securities.    The Securities are duly authorized and, upon issuance in accordance with the terms hereof, will be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof, other than any liens or encumbrances created by or imposed by the Purchasers, and not subject to preemptive rights or other similar rights of stockholders of the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants in order to issue the full number of Warrant Shares as are or may become issuable in accordance with the Warrants.

        (e)    No Conflicts.    The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company's Certificate of Incorporation or Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or operation of law) or any asset of the Company or its Subsidiaries, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations, violations and impositions as described in clauses (ii), (iii) or (iv) of this sentence as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

        (f)    SEC Documents; Financial Statements.    Except as disclosed in the SEC Documents, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act for the twelve (12) months preceding the date hereof (all of the foregoing filed prior to or on the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being referred to in this Agreement as the "SEC Documents"). As of the date of filing of each such SEC Document, such SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the Commission prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the United States, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes, may be condensed or summary statements and may be subject to normal year-end adjustments that in the aggregate are not material), correspond to the books and records of the Company and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended.

        (g)    Absence of Litigation.    Except as disclosed in the section titled "Legal Proceedings" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened in writing against the Company or any of the Subsidiaries or any of the Company's, (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would reasonably be expected to result in a Material Adverse Effect.

        (h)    Regulatory Permits.    The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local and foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC reports, except where the failure to possess such permits would not have or reasonably be expected result in a Material Adverse Affect (the "Permits"), and neither the Company nor any such Subsidiary has received any notice relating to the revocation or modification of any such Permit.

        (i)    Application of Takeover Protections.    The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation or Bylaws, the laws of the state of its incorporation, the laws of any other state or otherwise that is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Purchasers' ownership of the Securities in their respective amounts set forth on Exhibit A.

        (j)    Transactions with Affiliates.    Except as disclosed in the SEC Documents, and other than Employee Equity Transactions, none of the affiliates, officers, directors or employees of the Company is presently a party to any agreement or transaction with the Company or any of its Subsidiaries (other than in connection with the provision of services as employees, officers and directors), including without limitation any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such affiliate, officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such affiliate, officer, director, or employee has a material interest or is an officer, director, trustee or partner, such that the transaction would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

        (k)    Brokers and Finders.    Except for fees payable to SG Cowen Securities Corporation as placement agent (the "Placement Agent"), no brokers, finders or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement or the other Transaction Documents.

        (l)    No Material Non-Public Information.    Except for the issuance of the Securities and the transactions contemplated by this Agreement, neither the Company nor any person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that the Company believes constitutes material, non-public information and the Company shall not at any time hereafter provide any of the Purchasers with any such information unless such Purchaser shall have provided advance written consent thereto. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

        (m)    Company not an "Investment Company".    The Company is not, and immediately after receipt of payment for the Securities will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (n)    Certain Registration Matters.    Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 2(a)-(c), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents. The Company is eligible to register the resale of its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

        (o)    Listing and Maintenance Requirements.    The Company has not, in the two years preceding the date hereof, received notice from the Nasdaq Stock Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Nasdaq National Market. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Nasdaq Stock Market and no approval of the shareholders of the Company is required for the Company to issue and deliver to the Purchasers the number of Securities contemplated by the Transaction Documents.

        4.    Covenants.

        (a)    Obligations.    Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by such party as provided in Sections 5 and 6 of this Agreement.

        (b)    Reporting Status.    With a view to making available to the Investors (as that term is defined in the Registration Rights Agreement) the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), and in addition to any requirements contained in the Registration Rights Agreement, the Company shall use its best efforts: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to each Investor, so long as such Investor owns Registrable Securities (as that term is defined in the Registration Rights Agreement), promptly upon request, (A) a written statement by the Company that it has complied with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act and (B) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration under the Securities Act.

        (c)    Use of Proceeds.    The Company intends to use the net proceeds from the sale of the Securities for working capital and general corporate purposes.

        (d)    Listing.    The Company shall promptly use its best efforts to secure the listing of all of the Shares, and upon their issuance, the Warrant Shares, upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Securities from time to time issuable under the terms of the Transaction Documents. So long as any Securities are outstanding, the Company shall maintain the Common Stock's authorization for quotation or listing on The Nasdaq National Market (the "Principal Market").

        (e)    Filing of Form 8-K.    By 9:30 a.m. on the first Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are required by law to remain closed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with filing requirements under the Exchange Act) or any regulatory agency or securities exchange, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or securities exchange regulations.

        (f)    Violation of Laws.    The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

        5.    Conditions to the Company's Obligation to Close.    The obligation of the Company to issue and sell the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions with respect to each Purchaser, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchasers with prior written notice thereof:

        (a)    Transaction Documents.    Each Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

        (b)    Payment of Purchase Price.    Each Purchaser shall have delivered to the Company the Purchase Price for the Securities being purchased by such Purchaser at the Closing, by wire transfer of immediately available funds pursuant to the wire instructions attached hereto as Exhibit C.

        (c)    Representations and Warranties; Covenants.    The representations and warranties of each Purchaser shall be true, correct and complete in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case such representations and warranties shall be true, correct and complete without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date), and each Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

        6.    Conditions to Each Purchaser's Obligation to Purchase.    The obligation of each Purchaser hereunder to purchase the Securities set forth opposite such Purchaser's name on Exhibit A attached hereto from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser's sole benefit and may be waived by such Purchaser (solely as to itself) at any time in its sole discretion by providing the Company with prior written notice thereof:

        (a)    Transaction Documents.    The Company shall have executed each of the Transaction Documents and delivered the same to such Purchaser.

        (b)    No Delisting of Common Stock.    The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended by the Commission or the Principal Market from trading on the Principal Market nor shall suspension by the Commission or the Principal Market have been threatened (nor, as applicable, to the Company's knowledge shall there be no reasonable basis for any such suspension) either (A) in writing by the Commission or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

        (c)    Representations and Warranties; Covenants.    The representations and warranties of the Company shall be true, correct and complete in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of this Agreement, in which case such representations and warranties shall be true, correct and complete without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Purchaser shall have received a certificate (which may be a facsimile copy), executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect.

        (d)    Opinion of Counsel.    The Company shall have delivered to such Purchaser the opinion of Palmer & Dodge LLP (which may be a facsimile copy), counsel to the Company, dated as of the Closing Date, in the form previously provided to the Purchasers.

        (e)    Filings: Authorizations.    The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws, and shall have obtained all authorizations, approvals and permits necessary to consummate the transactions contemplated by the Transaction Documents, and such authorizations, approvals and permits shall be effective as of the Closing Date.

        (f)    No Injunctions.    No temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which prevents or arguably prevents the consummation of the transactions contemplated by the Transaction Documents, nor shall any proceeding have been commenced or threatened with respect to the foregoing.

        (g)    No Material Adverse Effect.    Between the time of execution of this Agreement and the Closing Date, no Material Adverse Effect shall occur or become known (whether or not arising in the ordinary course of business).

        (h)    Minimum Subscription.    The Company shall have received subscriptions for cash payment for not less than Eight Million Dollars ($8,000,000) of Shares.

        (i)    Closing Date.    The Closing Date shall occur not later than August 5, 2003.

        7.    Miscellaneous.

        (a)    Governing Law; Jurisdiction; Jury Trial.    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

        (b)    Counterparts.    This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

        (c)    Headings.    The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (d)    Entire Agreement.    This Agreement, the Registration Rights Agreement, the Warrants and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Registration Rights Agreement, the Warrants and the documents referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

        (e)    Consents.    All consents and other determinations required to be made by Purchasers pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Purchasers holding at least a majority of the Securities then outstanding held by Purchasers.

        (f)    Waivers.    No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and by Purchasers holding at least a majority of the Securities held by Purchasers then outstanding. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the Purchasers.

        (g)    Notices.    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

      GTC Biotherapeutics, Inc.
      175 Crossing Boulevard
      Suite 410
      Framingham, MA 01702
      Telephone: (508) 270-2061
      Facsimile: (508) 271-3491
      Attention: Geoffrey F. Cox, Ph.D.
                        Chairman, President and CEO

        with a copy to:

      Palmer & Dodge LLP
      111 Huntington Avenue
      Boston, MA 02199`
      Telephone: (617) 239-0100
      Facsimile: (617) 227-4420
      Attention: Nathaniel Gardiner, Esq.

        If to Placement Agent:

      SG Cowen Securities Corporation
      1221 Avenue of the Americas
      New York, NY 10020
      Telephone: (212) 278-6000
      Facsimile: (212) 278-5503
      Attention: David Stadinski

        If to a Purchaser, to its address and facsimile number set forth on the Schedule of Purchasers attached hereto as Exhibit A, with copies to such Purchaser's representatives as set forth on the Schedule of Purchasers, or at such other address or facsimile number or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (C) provided by a courier or overnight courier service shall be rebuttal evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

        (h)    No Strict Construction.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        (i)    Further Assurances.    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        (j)    Third-Party Beneficiaries.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person other than Placement Agent.

        (k)    Severability.    If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        (l)    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the Securities then outstanding. Subject to restrictions on transfer referenced in Section 2 of this Agreement, a Purchaser may assign all of its rights and obligations hereunder with respect to some or all or its Securities without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement and that such assignment shall be in connection with a transfer of all or a portion of the Securities held by such Purchaser.

        (m)    Survival.    Unless this Agreement is terminated under Section 7(q) of this Agreement, the representations and warranties of the Company and the Purchasers contained in Sections 2 and 3 of this Agreement shall survive for a period of two years from the Closing Date. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

        (n)    Publicity.    The Company shall issue a press release regarding the occurrence of this transaction prior to 9:00 a.m. on the first Business Day following the date of this Agreement. Subject to Section 4(e), the Company and Placement Agent shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated by the Transaction Documents. The Placement Agent has the right to describe its services to the Company in connection with this transaction and to reproduce the Company's name and logo in Placement Agent's advertisements, marketing materials and equity research reports, if any, in the form previously approved by the Company and subject to the prior approval of the Company, which shall not be unreasonably withheld or delayed.

        (o)    Expenses.    The Company shall pay all fees and expenses it incurs in connection with satisfying its obligations under this Agreement. The Company shall also reimburse the Purchasers, up to a maximum of twenty five thousand dollars ($25,000) in the aggregate for all of the Purchasers, for the Purchasers' reasonable out-of-pocket expenses, including, without limitation, fees of legal counsel, incurred by them in connection with the consummation of the transactions contemplated by this Agreement and for which such Purchasers submit invoices to the Company within thirty (30) days of the Closing Date. To be eligible for reimbursement an invoice must be accompanied by an itemized list and reasonable documentation of all such expenses. If eligible invoices for such expenses exceed $25,000 in the aggregate, then the Company shall reimburse each Purchaser a percentage of its expenses incurred in an amount that is pro rata to the dollar amount such Purchaser paid for the Securities hereunder.

        (p)    Limitation on Issuances of Securities.    During the six months following the Closing Date, the Company shall not issue any "Future Priced Securities" as such term is described by NASD IM-4350-1.

        (q)    Termination.    In the event that the Closing shall not have occurred on or before three (3) Business Days from the date hereof due to the Company's or a Purchaser's failure to satisfy the conditions set forth in Sections 5 and 6 of this Agreement (and the nonbreaching party's failure to waive such unsatisfied conditions), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

        (r)    Remedies.    Each Purchaser and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents, all rights and remedies that such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

        (s)    Independent Nature of Purchasers' Obligations and Rights.    The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
GTC Biotherapeutics, Inc.
By:	/s/ JOHN B. GREEN John B. Green Senior Vice President, Chief Financial Officer and Treasurer

[Signatures of Purchasers on Following Page]

PURCHASER:
BAYSTAR CAPITAL II, LP, a Delaware limited partnership
By:	BayStar Capital Management, LLC, its general partner
By:	/s/ STEVEN M. LAMAR
Name:	Steven M. Lamar
Title:	Managing Member
c/o BayStar Capital Management, LLC 80 E. Sir Francis Drake Blvd., Suite 2B Larkspur, California 94939 Tel: (415) 834-4600 Fax: (415) 834-4601 Attn: Steven Lamar

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
CASTLE CREEK HEALTHCARE PARTNERS LLC
By:	/s/ THOMAS A. FREI Name: Thomas A. Frei Title: Managing Director of the Investment Manager

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
CLARION CAPITAL CORPORATION
By:	/s/ MORTON COHEN Name: Morton Cohen Title: Chairman

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
DEEPHAVEN SMALL CAP GROWTH FUND LLC
By:	/s/ BRUCE LIEBERMAN Name: Bruce Lieberman Title: Director of Private Placements

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
GRYPHON MASTER FUND, LP
By:	/s/ E.B. LYON IV Name: E.B. Lyon IV Title: Authorized Agent

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
CAPITAL VENTURES INTERNATIONAL
By:	Heights Capital Management, Inc., its authorized agent
By:	/s/ MARTIN KOBINGER Name: Martin Kobinger Title: Investment Manager

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
SMITHFIELD FIDUCIARY LLC
By:	/s/ ADAM J. CHILL Name: Adam J. Chill Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
MIDSUMMER INVESTMENT, LTD.
By:	/s/ MICHAEL A. AMSALEM
Name:	Michael A. Amsalem
Title:	Director

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
ALL AMERICA – SMALL CAP GROWTH FUND
By:	/s/ THOMAS P. LARSEN
Name:	Thomas P. Larsen
Title:	EVP Mutual of America Capital Mgt.

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
INSTITUTIONAL AGGRESSIVE EQUITY GROWTH FUND
By:	/s/ THOMAS P. LARSEN
Name:	Thomas P. Larsen
Title:	EVP Mutual of America Capital Mgt.

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
AGGRESSIVE EQUITY GROWTH FUND
By:	/s/ THOMAS P. LARSEN
Name:	Thomas P. Larsen
Title:	EVP Mutual of America Capital Mgt.

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
INSTITUTIONAL ALL AMERICAN SMALL CAP GROWTH FUND
By:	/s/ THOMAS P. LARSEN
Name:	Thomas P. Larsen
Title:	EVP Mutual of America Capital Mgt.

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
OMICRON MASTER TRUST
By:	Omicron Capital L.P. as investment advisor
By:	Omicron Capital Inc., its general partner
By:	/s/ OLIVIER MORALI
Name:	Olivier Morali
Title:	President
c/o Omicron Capital L.P. 810 Seventh Avenue, 39th Floor New York, New York 10019 Attn: Brian Daly

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
PORTSIDE GROWTH AND OPPORTUNITY FUND
By:	/s/ JEFF SMITH
Name:	Jeff Smith
Title:	Director

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
ROYAL BANK OF CANADA
By:	Its Agent RBC Dominion Securities Corporation
By:	/s/ STEVEN MILKE
Name:	Steven Milke
Title:	Managing Director
By:	/s/ RICHARD TAVOSO
Name:	Richard Tavoso
Title:	Managing Director

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

PURCHASER:
PANACEA FUND LLC
By:	/s/ MICHAEL S. RESNICK
Name:	Michael S. Resnick
Title:	Executive Vice President, William Harris Investors, Inc., as Manager

[Signature Page to Securities Purchase Agreement of GTC Biotherapeutics, Inc.]

Exhibit A

Schedule of Purchasers

Name, Address and Facsimile Number	Residency	Number of Shares	Aggregate Purchase Price
BayStar Capital II, LP c/o BayStar Capital Management, LLC 80 E. Sir Francis Drake Blvd., Suite 2B Larkspur, CA 94939 415-834-4601	California	196,078	$499,998.90
Castle Creek Healthcare Partners LLC 111 West Jackson Blvd., Suite 2020 Chicago, IL 60604 312-499-6999	Illinois	294,117	$749,998.35
Clarion Capital Corporation 1801 East Ninth St., Suite 510 Cleveland, OH 44114 216-694-3545	Ohio	100,000	$255,000.00
Deephaven Small Cap Growth Fund LLC 130 Cheshire Lane, Suite 102 Minnetonka, MN 55305 952-249-5320	Minnesota	392,157	$1,000,000.35
Gryphon Master Fund, LP 500 Crescent Ct. #270 Dallas, TX 75201 214-871-6909	Bermuda	196,078	$499,998.90
Capital Ventures International c/o Heights Capital Management, Inc. 425 California St., Suite 1100 San Francisco, CA 94104 415-403-6525	California	588,235	$1,499,999.25
Smithfield Fiduciary LLC c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, NY 10019 212-751-0755 Attention: Ari J. Storch / Adam J. Chill	Cayman Islands	196,078	$499,998.80
Midsummer Investment, Ltd. c/o Midsummer Capital 485 Madison Avenue, 23rd Floor New York, NY 10022 212-584-2142 Attention: Michael A. Amsalem	Bermuda	200,000	$510,000.00
All America — Small Cap Growth Fund c/o Mutual of America Capital Management 320 Park Avenue New York, NY 10022 212-224-2500	New York	95,372	$243,198.60

Institutional Aggressive Equity Growth Fund c/o Mutual of America Capital Management 320 Park Avenue New York, NY 10022 212-224-2500	New York	10,863	$27,700.65
Aggressive Equity Growth Fund c/o Mutual of America Capital Management 320 Park Avenue New York, NY 10022 212-224-2500	New York	276,941	$706,199.55
Institutional All America Small Cap Growth Fund c/o Mutual of America Capital Management 320 Park Avenue New York, NY 10022 212-224-2500	New York	8,980	$22,899.99
Omicron Master Trust c/o Omicron Capital, L.P. 810 Seventh Avenue, 39th Floor New York, NY 10019 212-803-5269 Attn: Brian Daly	New York	137,254	$349,997.70
Portside Growth and Opportunity Fund c/o Ramius Capital Group, LLC 666 Third Avenue, 26th Floor New York, NY 10017 212-845-7995	New York	392,156	$999,997.80
Royal Bank of Canada c/o RBC Dominion Securities Corp. 1 Liberty Plaza 165 Broadway New York, NY 10006 212-858-7439 Attn: Steve Lin	Canada	392,156	$999,997.80
Panacea Fund LLC c/o William Harris Investors, Inc. 2 North LaSalle St., Suite 400 Chicago, IL 60602 312-345-8002	Illinois	150,000	$382,500

Disclosure Schedule

3(a): Subsidiaries

ATIII LLC
GTC Securities Corporation
TSI Corporation
Taurus hSA LLC
GTC Japan Limited
GTC Holding Ltd.
GTC NZ Limited

QuickLinks

  Exhibit 10.1 Execution Copy
GTC BIOTHERAPEUTICS, INC. SECURITIES PURCHASE AGREEMENT dated as of July 30, 2003
GTC BIOTHERAPEUTICS, INC. SECURITIES PURCHASE AGREEMENT
RECITALS
Exhibit A Schedule of Purchasers
Disclosure Schedule